EXHIBIT 2

                           RESTRICTED STOCK AGREEMENT

                              SILICON GAMING, INC.


     This RESTRICTED STOCK AGREEMENT (the "AGREEMENT") is entered into as of the 24th day of November, 1999 by and between Silicon Gaming, Inc. (the "COMPANY"), a California corporation and Paul D. Mathews, the Vice President of Business Development and Government Affairs of the Company (the "EMPLOYEE").

                               W I T N E S S E T H

     WHEREAS, pursuant to the provisions of the Silicon Gaming, Inc. 1999 Long-Term Compensation Plan (the "PLAN"), the Company desires to award to the Employee restricted shares of the Company's Common Stock, par value $.001 per share ("COMMON STOCK"), at the fair market value of the shares and in accordance with the provisions of the Plan, all on the terms and conditions hereinafter set forth; and

     WHEREAS, Employee wishes to accept the Company's offer; and

     WHEREAS, the parties hereto understand and agree that any terms used and not defined in this Agreement have the meanings ascribed to them in the Plan; and

     WHEREAS, the Board of Directors has determined that the price per share of the Company's Common Stock reflected in the OTC Bulletin Board market trading does not reflect the true fair market value of the shares.

     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows:

     1. TERMS OF AWARD. The Company awards to the Employee 7,828,745 shares of the Company's Common Stock (the "SHARES") in accordance with the terms of this Agreement, at a share price per share of $.015. Payment must be received by the Company on the date of this Agreement. Payment may be made in cash or by execution and delivery of a promissory note for all or any part of the purchase price in substantially the form set forth on EXHIBIT A which note shall be secured by a pledge of the Shares under a stock pledge agreement in substantially the form set forth on EXHIBIT B.

     2. PROVISIONS OF AGREEMENT CONTROLLING. The Employee specifically understands and agrees that the Shares are being sold to the Employee pursuant to the Plan. The Employee acknowledges he has read, understands and agrees to be bound by the Plan. The provisions of the Plan are incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the provisions of the Plan will control. For purposes of this Agreement, employment by the Company includes employment by any Subsidiary of the Company.

     3.     COMPANY OPTION TO REPURCHASE SHARES.

     If the Employee's employment is terminated by the Company or any Subsidiary of the Company, by the Employee, or as a result of the Employee's disability or death, the Company will have the option, but not the obligation, to repurchase all or any part of the Shares purchased pursuant to this Agreement and then held by the Employee on the date of such termination event. The following provisions apply to a repurchase under this Section 3:

     (a) The per share repurchase price for Shares under this Section 3 will be equal to:

               (i) for vested Shares, the fair market value of each vested Share determined by the Committee as of the date of termination, death or disability; and

               (ii) for unvested Shares, the amount of consideration paid to the Company by the Employee for each unvested Share.

     (b) The Company's option to repurchase the Shares will be valid for a period of six (6) months commencing with the date of any termination. The Employee may not transfer the Shares during such period.

     (c) If the Company elects to exercise its option to repurchase the Shares the Company must give written notice of its intent to repurchase the Shares to the Employee or, in case of the Employee's death, his or her representative. The written notice may be mailed by the Company at any time up to and including the last day of the six (6) months following the date of the Employee's termination, death or disabiliy.

     (d) The written notice to the Employee must specify the address at, and the time and date on, which payment of the repurchase price is to be made (the "CLOSING"). The date specified must not be less than ten (10) days nor more than sixty (60) days from the date of the mailing of the notice. The Employee or his or her successor in interest with respect to the Shares shall have no further rights as the owner thereof from and after the date specified in the notice. At the Closing, the Company will deliver the repurchase price to the Employee or his or her successor in interest, and the Employee or his or her successor in interest, will deliver the Shares being purchased duly endorsed for transfer. Notwithstanding the immediately preceding sentence, if any part of the consideration paid by the Employee to the Company for the purchase of the Shares was in the form of a promissory note or other debt instrument, the repurchase price will first be used to repay any outstanding balance owed by the Employee to the Company for such purchase.

     (e) If the Employee or his or her successor in interest fails to deliver the Shares to be repurchased by the Company under this Agreement, the Company may elect to (i) establish a segregated account in the amount of the repurchase price to be turned over to the Employee or his or her successor in interest upon delivery of the Shares, and (ii) immediately take any appropriate action to transfer record title of the Shares from the Employee to the Company and to treat the Employee and the Shares in all respects as if delivery of the Shares had been made as required by this Agreement. The Employee hereby irrevocably grants the Company a power of attorney which is coupled with an interest for the purpose of effectuating the preceding sentence.

     4. RESTRICTIONS ON TRANSFER OF SHARES. As of the date hereof, the Employee has entered into that certain Stockholders Agreement by and among BIII Capital Partners, LP and certain of the stockholders of the Company (the "STOCKHOLDERS AGREEMENT") which provides for certain restrictions on the transferability of the Shares. In addition, except pursuant to Section 3 above, unvested Shares cannot be transferred by the Employee for any reason until they become vested, and vested Shares cannot be transferred by the Employee until such time as there is an effective registration of the Shares pursuant to the Securities Act of 1933, as amended, or in the opinion of counsel for the Company an exemption from registration is available. The Employee understands that the Company will permit the transfer of the Shares only if, in the opinion of the Company's counsel, neither the sale nor the proposed transfer of such Shares will result in a violation of any applicable securities law, rule or regulation.

     5. VESTING OF RESTRICTED STOCK. Twenty percent of the Shares vest upon issuance. The remaining eighty percent of the Shares vest at the rate of 1/48th of the remaining shares per month on the last day of each successive calendar month following the date of this Agreement so long as the Employee remains employed by the Company. If the Employee's employment with the Company is terminated as a result of death or disability any Shares that would have vested within the 90 days following the termination of the Employee's employment with the Company as a result of death or disability will vest upon the date of such death or disability. In the event of a Change in Control (as defined in the Plan), all unvested Shares will vest automatically on the date of such Change in Control.

     6. VOTING AND OTHER RIGHTS OF SHARES. Except for the restrictions set forth in Sections 3, 4 and 5 above, the Employee will have any and all rights of a stockholder of Common Stock of the Company, including voting rights, upon issuance of the Shares.

     7. ADDITIONAL SHARES. (a) If the Company pays a stock dividend or declares a stock split on or with respect to any of its Common Stock, or otherwise distributes securities of the Company to the holders of its Common Stock, the number of shares of stock or other securities of the Company issued with respect to the Shares then subject to the restrictions contained in this Agreement will be added to the Shares subject to this Agreement and the Stockholders Agreement. If the Company distributes to its stockholders shares of stock of another corporation, the shares of stock of such other corporation, distributed with respect to the Shares then subject to the restrictions contained in this Agreement, will be added to the Shares subject to the Company's rights to repurchase pursuant to this Agreement.

     (b) If the outstanding shares of Common Stock of the Company are subdivided into a greater number of shares or combined into a smaller number of shares, or in the event of a reclassification of the outstanding shares of Common Stock of the Company, or if the Company is a party to a merger, consolidation or capital reorganization, the Shares then subject to the restrictions contained in this Agreement immediately prior to such action will be substituted by such amount and kind of securities as are issued in such subdivision, combination, reclassification, merger, consolidation or capital reorganization.

     (c) Any shares issued, distributed or otherwise transferred to the Employee pursuant to this Section 7 will be subject to the vesting provisions of Section 5, but only to the same extent that the underlying shares attributable to the issuance, distribution or transfer under this Section 7 are subject to the provisions of Section 5.

     8. LEGENDS. All certificates representing the Shares to be issued to the Employee pursuant to this Agreement must contain a legend substantially as follows:

            "The shares represented by this certificate are subject to restrictions set forth in a Restricted Stock Agreement dated November 24, 1999 with this Company, and a Stockholders Agreement dated as of November 24, 1999 copies of which are available for inspection at the offices of the Company or will be made available upon request."

            "The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) the transfer complies with all applicable state securities laws."

     9. NO OBLIGATION TO EMPLOY. This Agreement is not an employment agreement. The Company is not obligated by the Plan or this Agreement to continue the employment of the Employee.

     10. PURCHASE FOR INVESTMENT. The Employee represents and warrants to the Company that he or she is acquiring the Shares for his own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares.

     11. NOTICES. Any notices required or permitted by the terms of this Agreement or the Plan must be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

           To the Company:

           Silicon Gaming, Inc.
           2800 W. Bayshore Road
           Palo Alto, California  94303

           To the Employee:

           Paul D. Mathews
           Vice President of Business Development and Government Affairs Silicon Gaming, Inc.
           2800 W. Bayshore Road
           Palo Alto, California  94303

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice is deemed to have been given upon the earlier of receipt, one business day following delivery to a recognized courier service or three business days following mailing by registered or certified mail.

     12. GOVERNING LAW. This Agreement is to be construed and enforced in accordance with the laws of the State of California.

     13. BENEFIT OF AGREEMENT. Subject to the provisions of the Plan and the other provisions hereof, this Agreement will be for the benefit of and will be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

     14. ENTIRE AGREEMENT. This Agreement, together with the Plan and the Stockholders Agreement, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement may affect or be used to interpret, change or restrict, the express terms and provisions of this Agreement, provided, however, in any event, this Agreement will be subject to and governed by the Plan.

     15. MODIFICATIONS AND AMENDMENTS. The terms and provisions of this Agreement may be modified or amended as provided in the Plan.

     16. WAIVERS AND CONSENTS. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by both parties. No such waiver or consent will be deemed to be, or will constitute, a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent will be effective only in the specific instance and for the purpose for which it was given, and will not constitute a continuing waiver or consent.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer, and the Employee has hereunto set his or her hand, all as of the day and year first above written.

                                   SILICON GAMING, INC.


                                   -------------------------------------
                                   By:  Andrew Pascal
                                   President and Chief Executive Officer





                                   EMPLOYEE




                                   -------------------------------------
                                   Paul Mathews

                                    EXHIBIT A
                                 PROMISSORY NOTE

U.S. ($      )                                                 November 24, 1999
                                                           Palo Alto, California

     FOR VALUE RECEIVED, the undersigned ("MAKER") hereby promises to pay to the order of SILICON GAMING, INC., a California corporation ("HOLDER"), or order, at 2800 W. Bayshore Road, Palo Alto, California 94303, or such other place as may be designated in writing by Holder from time to time in lawful money of the United States of America and in immediately available funds, the principal sum of of ____________________________ Dollars ($ ), together with interest on the principal balance outstanding hereunder beginning on the date hereof until paid in full at the interest rate set forth in PARAGRAPH 1 in accordance with the following terms and conditions:

     1. INTEREST RATE. Interest shall accrue at an annual rate of ____________ percent ( %) from the date hereof, until the outstanding balance hereof is paid in full. This Note is subject to the express condition that at no time shall Maker be obligated or be required to pay interest on the principal balance of this Note at a rate which could subject Holder to liability as a result of being in excess of the maximum rate which Maker is permitted by law to contract or agree to pay. If, by the terms of this Note, Maker is at any time required or obligated to pay interest on the principal balance of this Note at a rate in excess of such maximum rate, then the rate of interest under this Note shall be deemed to be immediately reduced to such maximum rate, interest payable hereunder shall be computed at such maximum rate and any prior interest payments made in excess of such maximum rate shall be applied and shall be deemed to have been payments made in reduction of the principal balance of this Note. If the outstanding principal balance has already been repaid, the excess amount paid will be refunded to the Maker.

     2. PAYMENTS. Commencing on ____________, and on the same day of each year thereafter, Maker shall pay to Holder payments of accrued interest only. In no event shall Maker be obligated to make any further payments under this PARAGRAPH 2 after the outstanding principal balance is paid in full. Payment of the principal amount of this Note is due on or before ___________. Notwithstanding the foregoing, if the Collateral (as defined in Section 4) is sold, transferred or otherwise disposed of by the Maker at any time prior to the payment in full of this Note, the then outstanding principal amount and accrued interest on the Note will become immediately due and payable in full.

     3. PREPAYMENT. Maker may not prepay all or any part of this Note.

     4. RECOURSE. This Note is a non-recourse note and is secured only by a pledge by the undersigned of ____________ shares of the common stock of Silicon Gaming, Inc., a California corporation (the "COLLATERAL"). The terms of the pledge of the Collateral are contained in a Stock Pledge Agreement between the undersigned and the Lender of even date herewith. In the event of any default by the undersigned in payment of the Principal Amount or any accrued interest, Lender's sole remedy shall be against the Collateral and Lender shall be permitted to sell either of such Collateral and retain the proceeds of such sale, provided that Lender shall not be entitled to receive pursuant to the sale or retention of the Collateral any amounts in excess of the Principal Amount plus all accrued interest.

     5. EVENTS OF DEFAULT; ACCELERATION. The failure of Maker to cure the occurrence of any one or more of the following events within fifteen (15) days after receipt of written notice from Holder shall constitute an "Event of Default" hereunder, and upon such Event of Default and written notice delivered by Holder to Maker, the entire principal balance outstanding hereunder, together with any and all accrued interest, at the election of Holder, shall become immediately due and payable:

     (a) nonpayment of principal, interest or other amounts when the same shall become due and payable hereunder; or

     (b) the failure of Maker to comply with any provision of this Note.

     6. WAIVERS. Except as set forth in this Note, to the extent permitted by applicable law, Maker waives and agrees not to assert: (a) any homestead or exemption rights or (b) demand, diligence, grace, presentment for payment, protest, notice of nonpayment, nonperformance, extension, dishonor, maturity, protest and default. Holder may extend the time for payment of or renew this Note or release any party from liability hereunder, and any such extension, renewal, release or other indulgence shall not alter or diminish the liability of Maker except to the extent expressly set forth in a writing evidencing or constituting such extension, renewal, release or other indulgence.

     7. NO WAIVER BY HOLDER. No delay or failure of Holder in exercising any right hereunder shall affect such right, nor shall any single or partial exercise of any right preclude further exercise thereof.

     8. GOVERNING LAW. This Note shall be construed in accordance with and governed by the laws of the State of California, without regard to principles of conflicts of laws.

     9. SEVERABILITY. Every provision of this Note is intended to be severable, and if any term or provision hereof is invalid, illegal, or unenforceable for any reason, the validity, legality, and enforceability of the remaining provisions hereof will not be affected or impaired thereby, and any invalidity, illegality, or unenforceability in any jurisdiction will not affect the validity, legality, or enforceability of any such term or provision in any other jurisdiction.

     10. BINDING NATURE. The provisions of this Note are binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties hereto.

     11. AMENDMENTS. No amendment, modification, change, waiver, release, or discharge hereof and hereunder will be effective unless evidenced by an instrument in writing and signed by the party against whom enforcement is sought.

     12. PARAGRAPH HEADINGS. The paragraph headings set forth in this Note are for convenience only and do not have substantive meaning hereunder and are not deemed to be part of this Note.

     13. CONSTRUCTION. Construction of this Note is to be based as a whole, in accordance with its fair meaning, and without regard to or taking into account any presumption or other rule of law requiring construction against the party preparing this Note.

     IN WITNESS WHEREOF, Maker has executed this Note as of the date first set forth above.

                                   MAKER

                                   -------------------------------------

                                    EXHIBIT B

                             STOCK PLEDGE AGREEMENT

         This STOCK PLEDGE AGREEMENT (the "PLEDGE AGREEMENT") is made and entered into as of the ___ day of __________ by and between Silicon Gaming, Inc., a California corporation ("PLEDGEE"), and _______________ ("PLEDGOR").

                   PRELIMINARY STATEMENTS

         A. Pledgor and Pledgee have entered into a Restricted Stock Agreement dated of even date herewith (the "RESTRICTED STOCK AGREEMENT") pursuant to which Pledgee has agreed to sell shares of the common stock of Pledgee to Pledgor, subject to the terms and conditions set forth in such Restricted Stock Agreement.

         B. Pledgor has executed and delivered a promissory note (the "PROMISSORY NOTE") to Pledgee as consideration for the purchase of the shares and has agreed to pledge those shares to Pledgee as collateral against payment of the Promissory Note.

         NOW, THEREFORE, in consideration of the premises and in order to induce Pledgee to accept the Promissory Note, it is hereby agreed as follows:

         1. DEFINITIONS. The following terms shall have the following meanings in this Pledge Agreement:

          COLLATERAL: The Securities and all dividends, distributions and amounts or additional securities to which Pledgor (with or without additional consideration) is or becomes entitled by virtue of its ownership of any of the Securities or as the result of any corporate reorganization, merger, consolidation, stock split, stock dividend, conversion, preemptive right or otherwise.

          SECURITIES: The capital stock described in EXHIBIT A hereto (and duly executed assignments separate from such stock certificates satisfactory to Pledgee attached thereto).

All capitalized terms not otherwise defined in this Pledge Agreement and defined in the Restricted Stock Agreement shall have the meaning ascribed to them in the Restricted Stock Agreement.

         2. COLLATERAL. To secure payment and performance of the obligations of Pledgor under the Promissory Note, Pledgor hereby pledges and deposits with Pledgee the Securities and hereby grants to Pledgee a valid and perfected lien on and security interest in the Securities and the other Collateral.

         3. REPRESENTATIONS AND WARRANTIES. Pledgor hereby covenants, represents and warrants to Pledgee that, as to the Securities deposited by Pledgor with Pledgee on the date hereof, (i) Pledgor is the legal and beneficial owner of such Collateral; (ii) so long as any of Pledgor's obligations remain unperformed or unpaid, Pledgor will not create or permit to exist any claim, lien, charge, security interest or encumbrance upon or with respect to such Collateral, except for the first security interest therein granted to Pledgee by this Pledge Agreement and except as otherwise permitted pursuant to the terms of this Pledge Agreement; (iii) Pledgor will not sell, transfer, convey, assign, or otherwise divest its interests in the Collateral, or any part thereof, to any other person; and (iv) no authorization, approval or other action by, or notice to or filing with, any governmental body is required for the pledge by Pledgor of the Collateral pursuant to the terms of this Pledge Agreement.

         4. STOCK SPLITS, STOCK DIVIDENDS, ETC.

         4.1. Pledgor agrees that in the event that Pledgor, by virtue of Pledgor's ownership of the Collateral, now is, or hereafter becomes, entitled (with or without additional consideration) to other or additional securities as the result of any corporate reorganization, merger, consolidation, stock split, stock dividend, conversion or preemptive right or otherwise, Pledgor shall:

                  4.1.1. Cause the issuer of such additional securities to deliver to Pledgee the certificates evidencing Pledgor's ownership thereof and hereby authorizes and empowers Pledgee to demand the same from such issuer, and agrees if such certificates are delivered to Pledgor, to take possession thereof in trust for Pledgee;

                  4.1.2.   Deliver  to  Pledgee  an  assignment   separate  from
certificate with respect to such securities, executed in blank by Pledgor;

                  4.1.3. Deliver to Pledgee a certificate, executed by Pledgor and dated the date of such pledge, as to the truth and correctness on such date of the representations and warranties set forth in Section 3 hereof; and

                  4.1.4. Deliver to Pledgee such other certificates, forms and other instruments as Pledgee may request in connection with such pledge.

         4.2 Pledgor agrees that such additional securities shall constitute a portion of the Collateral and be subject to this Pledge Agreement in the same manner and to the same extent as the Securities pledged hereby to Pledgee on the date hereof.

         5. VOTING POWER. Unless and until an Event of Default pursuant to the terms of the Promissory Note shall have occurred, Pledgor shall be entitled to exercise all voting powers in all corporate matters pertaining to the Collateral.

         6. DEFAULT AND REMEDIES.

         6.1. The occurrence of an Event of Default under the Promissory Note shall constitute an Event of Default hereunder.

         6.2. If an Event of Default shall have occurred and be continuing, Pledgee, at its option, may:

                  6.2.1. Cause the Collateral to be registered in its name or in the name of its nominee;

                  6.2.2. Exercise all voting powers pertaining to the Collateral and otherwise act with respect thereto as though Pledgee were the owner thereof;

                  6.2.3. Receive all dividends and all other distributions of any kind whatsoever on all or any part of such Collateral;

                  6.2.4. Exercise any and all rights of collection, conversion or exchange, and any and all other rights, privileges, options or powers of Pledgor pertaining or relating to such Collateral;

                  6.2.5. Sell, assign and deliver the whole, or from time to time, any part of such Collateral at any broker's board or at any private sale or at public auction, with or without demand for performance or advertisement of the time or place of sale or adjournment thereof or otherwise, and free from any right of redemption (all of which are hereby expressly waived by Pledgor) for cash, for credit or for other property, for immediate or future delivery, and for such price and on such terms as Pledgee in its sole discretion may determine; and

                  6.2.6. Exercise any other remedy (a) specifically granted under this Pledge Agreement, (b) available to a secured party under the laws of the State of California, or (c) now or hereafter existing in equity, or at law, by virtue of statute or otherwise.

         With respect to the actions  described in each of subsections 6.2.2 and
6.2.4 above, Pledgor hereby irrevocably constitutes and appoints Pledgee its proxy and attorney-in-fact with full power of substitution and acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable.

         6.3. Pledgee shall give not less than 10 business days prior written notice to the Pledgor of any sale pursuant to this Section 6. Pledgor hereby agrees that such notice is commercially reasonable.

         6.4. At any sale made pursuant to Section 6.2 above, Pledgee may bid for and purchase, free from any right or equity of redemption on the part of the applicable Pledgor (the same hereby being waived and released by Pledgor), any part or all of the Collateral that is offered for sale, and Pledgee, upon compliance with the terms of sale, may hold, retain and dispose of such Collateral without further accountability therefor.

         6.5. Pledgee shall apply the proceeds of any sale of the whole or any part of the Collateral and any other monies at the time held by Pledgee under the provisions of this Pledge Agreement to the Obligations in such manner and order as Pledgee shall determine in its sole discretion.

         6.6. Pledgee shall not have any duty to exercise any of the rights, privileges, options or powers or to sell or otherwise realize upon any of the Collateral, as hereinbefore authorized, and Pledgee shall not be responsible for any failure to do so or delay in so doing.

         6.7.  Any sale of all or any  portion  of the  Collateral  pursuant  to
Section 6.2 above shall operate to divest all right, title and interest of the Pledgor to the Collateral which is the subject of any such sale.

         6.8. Pledgor acknowledges that Pledgee may be unable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, or that it may be able to do so only after delay which might adversely affect the value that might be realized upon the sale of the Collateral. Accordingly, Pledgor agrees that Pledgee, without the necessity of attempting to cause any registration of the Collateral to be effected under the Securities Act, may sell the Collateral or any part thereof in one or more private sales to a restricted group of purchasers who may be required to agree, among other things, that they are acquiring the Collateral for their own account, for investment purposes only, and not with a view toward the distribution or resale thereof. Pledgor agrees that any such private sale may be at prices or on terms less favorable to the owner of the Collateral than would be the case if such Collateral was sold at public sale, and that any such private sale shall not be deemed to have been made in a commercially unreasonable manner by virtue of such sale having been a private sale.

         7. PLEDGEE'S OBLIGATIONS, CUSTODIAL AGREEMENT, PERFORMANCE RIGHTS. Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by it hereunder, Pledgee shall have no duty with respect to any Collateral. Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if it takes such action for that purpose as Pledgor reasonably requests in writing, but failure of Pledgee to comply with any such request at any time shall not of itself be deemed a failure to exercise reasonable care. It is expressly agreed that Pledgee shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Pledgee has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral, but Pledgee may do so and all expenses incurred in connection therewith shall be payable by and for the sole account of Pledgor.

         8. TERMINATION OF PLEDGE AGREEMENT. Upon the indefeasible and final payment and performance in full of all of the Pledgor's obligations under the Promissory Note, Pledgee shall deliver to Pledgor, without recourse to or warranty by Pledgee, the Collateral in its possession and this Pledge Agreement thereupon shall be terminated.

         9. MISCELLANEOUS.

         9.1. Pledgor further unconditionally agrees that if an Event of Default has occurred, Pledgee may exercise its rights and remedies hereunder. The obligations of Pledgor under this Pledge Agreement shall be absolute and unconditional, and shall remain in full force and effect without regard to, and shall not be released or discharged or in any way affected by:

                  9.1.1. Any amendment or modification of or supplement to the Restricted Stock Agreement or the Promissory Note;

                  9.1.2. Any exercise or non-exercise of any right or remedy under any of the Promissory Note, or the granting of any postponements or extensions for time of payment or other indulgences to the Pledgor, Pledgor, or any other person, or the settlement or adjustment of any claim or the release or discharge or substitution of any person primarily or secondarily liable with respect to the Promissory Note;

                  9.1.3. The institution of any bankruptcy, insolvency, debt agreement, readjustment, composition, receivership or liquidation proceedings by or against Pledgor; or

                  9.1.4. Any other circumstance which otherwise might constitute a defense to, or a discharge of Pledgor with respect to his obligations.

         9.2. Each and every right, remedy and power granted to Pledgee hereunder shall be cumulative and in addition to any other right, remedy or power specifically granted herein or now or hereafter existing in equity, at law, by virtue of statute or otherwise and may be exercised by Pledgee, from time to time, concurrently or independently and as often and in such order as Pledgee may deem expedient. Any failure or delay on the part of Pledgee in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect Pledgee's right thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of Pledgee's rights hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto.

         9.3. Any modification or waiver of any provision of this Pledge Agreement, or any consent to any departure by Pledgor therefrom, shall not be effective in any event unless the same is in writing and signed by Pledgee, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on Pledgor in any event not specifically required of Pledgee hereunder shall not entitle Pledgor to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

         9.4. Pledgor agrees that at any time, and from time to time, Pledgor, upon the request of Pledgee and at the expense of Pledgor, promptly will execute and deliver such further documents and do such further acts and things as Pledgee may request in order to effect fully the purposes of this Pledge Agreement and to subject to the security interest created hereby any property or rights intended by the provisions hereof to be covered hereby.

         9.5. Pledgor agrees that it will warrant, preserve, maintain and defend, at its sole expense, the right, title and interest of Pledgee in and to the Collateral and all right, title and interest represented thereby against all claims, charges and demands of all persons whomsoever.

         9.6. Any notice required hereunder shall be in writing and addressed to Pledgor and Pledgee at their addresses set forth on the signature page hereto. Notices hereunder shall be deemed received on the earlier of receipt, whether by mail, personal delivery, facsimile, or otherwise, or upon deposit in the United States mail, postage prepaid.

         9.7. NO WAIVER BY HOLDER. No delay or failure of Holder in exercising any right hereunder shall affect such right, nor shall any single or partial exercise of any right preclude further exercise thereof.

         9.8 GOVERNING LAW. This Note shall be construed in accordance with and governed by the laws of the State of California, without regard to principles of conflicts of laws.

         9.9. SEVERABILITY. Every provision of this Note is intended to be severable, and if any term or provision hereof is invalid, illegal, or unenforceable for any reason, the validity, legality, and enforceability of the remaining provisions hereof will not be affected or impaired thereby, and any invalidity, illegality, or unenforceability in any jurisdiction will not affect the validity, legality, or enforceability of any such term or provision in any other jurisdiction.

         9.10. BINDING NATURE. The provisions of this Note are binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties hereto.

         9.11. AMENDMENTS. No amendment, modification, change, waiver, release, or discharge hereof and hereunder will be effective unless evidenced by an instrument in writing and signed by the party against whom enforcement is sought.

         9.12. PARAGRAPH HEADINGS. The paragraph headings set forth in this Note are for convenience only and do not have substantive meaning hereunder and are not deemed to be part of this Note.

         9.13. COUNTERPARTS. This Pledge Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same instrument.

         9.14. CONSTRUCTION. Construction of this Note is to be based as a whole, in accordance with its fair meaning, and without regard to or taking into account any presumption or other rule of law requiring construction against the party preparing this Note.

         IN WITNESS WHEREOF, the Pledgor and Pledgee have caused this Agreement to be executed as of the date first written above.


                                   PLEDGOR

                                   -------------------------------------





                                  PLEDGEE
                                  Silicon Gaming, Inc.,
                                  a California corporation



                                   -------------------------------------
                                   By:  Andrew Pascal
                                   Its:  President and Chief Executive Officer
                                   2800 W. Bayshore Road
                                   Palo Alto, California  94303

                                    EXHIBIT A

                            Description of Securities

_____________ shares of the Common Stock of Silicon Gaming, Inc., par value $.001 per share, as represented by share certificate No. ________.